As filed with the Securities and Exchange Commission on June 6, 2014
 Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BAY BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	52-1660951
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2328 West Joppa Road, Suite 325, Lutherville, MD 21093
(Address of Principal Executive Offices)

Kevin B. Cashen
President and Chief Executive Officer
2328 West Joppa Road, Suite 325
Lutherville, MD 21093
410-494-2580
(Name, Address and Telephone Number of Agent for Service)

Copies to:
Andrew Bulgin, Esquire
233 East Redwood Street
Baltimore, Maryland 21202
(410) 576-4280

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [   ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $1.00 per share	9,239,143	$4.88	$45,087,017.84	$5,807.21

(1)	Represents shares offered by the selling stockholders.
(2)
Estimated solely for purposes of determining the registration fee. The proposed maximum aggregate offering price per share has been computed pursuant to Rule 457(c) based upon the average of the high and low prices of the shares of the registrant’s common stock as reported on The NASDAQ Capital Market on June 4, 2014.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED June 6, 2014

  PROSPECTUS

  BAY BANCORP, INC.
  9,239,143 Shares of Common Stock, par value $1.00 per Share

This prospectus covers the resale or other disposition of up to 9,239,143 shares of the common stock of Bay Bancorp, Inc. by the selling stockholders named in the section of this prospectus entitled “SELLING STOCKHOLDERS”, their donees, pledgees, transferees or other successors-in-interest, whom we refer to as the “Selling Stockholders”.

See the section of this prospectus entitled “PLAN OF DISTRIBUTION” for a description of how the Selling Stockholders may sell or otherwise dispose of the shares covered by this prospectus.  The Company does not know if, in what amounts or when the Selling Stockholders will offer, sell or otherwise dispose of their shares.

The Company will not receive any of the proceeds from the sale or other disposition of the shares covered hereby by the Selling Stockholders.  The Company has agreed to pay certain expenses related to the registration of the offer and sale of the shares of common stock pursuant to the registration statement of which this prospectus forms a part.

The Company’s common stock is listed on the NASDAQ Capital Market under the symbol “BYBK”.  On June 4, 2014, the closing sales price of the Company’s common stock on the NASDAQ Capital Market was $4.96 per share.  You are urged to obtain current market quotations of the Company’s common stock.

Investing in these securities involves certain risks.  See “RISK FACTORS” beginning on page 4 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company’s principal executive offices are located at 2328 West Joppa Road, Suite 325, Lutherville, Maryland 21093 and its telephone number is (410) 494-2580.

The date of this Prospectus is _____________, 2014

TABLE OF CONTENTS

About this Prospectus	1
A Warning About Forward-Looking Statements	1
Prospectus Summary	3
Risk Factors	4
Use of Proceeds	6
Selling Stockholders	6
Plan of Distribution	7
Experts	9
Legal Matters	9
Where You Can Find More Information	9
Documents Incorporated by Reference	9

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that the Company filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) to permit the Selling Stockholders to offer and sell, from time to time in one or more offerings, the securities described in this prospectus.  The Company has agreed to pay the expenses incurred in registering these securities, including legal and accounting fees.

Brokers or dealers effecting transactions in the securities covered by this prospectus should confirm that the securities are registered under applicable state securities laws or that an exemption from registration is available.

You should rely only on the information contained or incorporated by reference in this prospectus. Neither the Company nor the Selling Stockholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or the time of any sale of the securities under this prospectus. The Company’s business, financial condition, results of operations and prospects may have changed since such date. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

You should carefully read this entire prospectus, especially the section entitled “RISK FACTORS” on page 4, before making a decision to invest in any of the securities.  Before buying any of the securities, you should also carefully read the additional information contained under the headings “WHERE YOU CAN FIND MORE INFORMATION” on page 9 and “DOCUMENTS INCORPORATED BY REFERENCE” on page 9.

Unless otherwise mentioned or unless the context requires otherwise, references in this prospectus to “the Company” refer to Bay Bancorp, Inc., references to “the Bank” refer to Bay Bank, F.S.B., and references to “we”, “our”, and “us” refer to the Company and its consolidated subsidiaries.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus may include projections, predictions, expectations or statements as to beliefs or future events or results or refer to other matters that are not historical facts. Such statements constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking statements are based on various factors and were derived using numerous assumptions. In some cases, you can identify these forward-looking statements by the words “anticipate”, “estimate”, “plan”, “project”, “continuing”, “ongoing”, “target”, “aim”, “expect”, “believe”, “intend”, “may”, “will”, “should”, “could”, or the negative of those words and other comparable words. The statements in this report with respect to, among other things, our plans and strategies; objectives and intentions and the anticipated results thereof; the impact of the recent merger; the impact of regulations on our business; our potential exposure to various types of market risks, such as interest rate risk and credit risk; anticipated funding of commitments to extend credit and unused lines of credit; potential losses from off-balance sheet arrangements, taking advantage of opportunities emerging as the business environment improves and leads to increased loan demand in the future; the recovery of fair value of available for sale securities; the allowance for loan losses; liquidity sources and the impact of the outcome of pending legal proceedings are forward-looking. You should be aware that those statements reflect only the Company’s predictions. If known or unknown risks or uncertainties should materialize, or if underlying assumptions should prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. You should bear this in mind when reading this prospectus and not place undue reliance on these forward-looking statements. Factors that might cause such differences include, but are not limited to:

•	unexpected changes or further deterioration in the housing market or in general economic conditions in our market area, or a slowing economic recovery;
•	unexpected changes in market interest rates or monetary policy;
•	the impact of new governmental regulations that might require changes in our business model;

•	changes in laws, regulations, policies and guidelines impacting our ability to collect on outstanding loans or otherwise negatively impacting its business;
•	higher than anticipated loan losses or the insufficiency of the allowance for credit losses;
•	changes in consumer confidence, spending and savings habits relative to the services we provide;
•	continued relationships with major customers;
•	competition from other financial institutions in originating loans, attracting deposits, and providing various financial services that may affect our profitability;
•	the ability to continue to grow our business internally and through acquisition and successful integration of bank entities while controlling our costs; and
•
changes in competitive, governmental, regulatory, accounting, technological and other factors that may affect us specifically or the banking industry generally, including as a result of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures that the Company makes on related subjects in the periodic and current reports that it files with the Commission. Also note that the Company provides cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to its businesses in its periodic and current reports to the Commission incorporated by reference herein and in prospectus supplements and other offering materials. These are factors that, individually or in the aggregate, management believes could cause the Company’s actual results to differ materially from expected and historical results.

The Company notes these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider such disclosures to be a complete discussion of all potential risks or uncertainties.

PROSPECTUS SUMMARY

The following is only a summary of some of the information contained or incorporated by reference in this prospectus which the Company believes to be important to investors.  The Company has selected highlights of material aspects of its business to be included in this summary.  The Company urges you to read this entire prospectus, including the information incorporated by reference in this prospectus.  Investing in the Company’s securities involves risks.  Therefore, you should carefully consider the information provided under the heading “RISK FACTORS” on page 4.

Business

The Company, headquartered in Lutherville, Maryland, was organized in 1990 as a Maryland corporation and is registered with the Board of Governors of the Federal Reserve System (the “Federal Reserve”) as a savings and loan holding company.  On April 19, 2013, the Company merged with Jefferson Bancorp, Inc. (“Jefferson”) in a reverse merger transaction, with the Company as the surviving corporation (the “Merger”).  Prior to the Merger, the Company had one bank subsidiary, Carrollton Bank, and Jefferson had one bank subsidiary, Bay Bank, FSB (the “Bank”).  As part of the Merger, Carrollton Bank merged with and into the Bank, with the Bank as the surviving bank subsidiary of the Company.  The Bank has five subsidiaries: Bay Financial Services, Inc. (“BFS”); Carrollton Community Development Corporation (“CCDC”); and three limited liability company subsidiaries.

The Bank is a federal savings bank (“FSB”) that provides a full range of financial services to individuals, businesses and organizations through its branch and loan origination offices and its automated teller machines.  The Bank operates nine full-services branches in the Maryland counties of Anne Arundel, Baltimore, Harford and Howard and the City of Baltimore.  Deposits in the Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”).  We are focused on providing superior financial and customer service to small and medium-sized commercial and retail businesses, owners of these businesses and their employees, to business professionals and to individual consumers located in the central Maryland region, through our network of branch locations.  We attract deposit customers from the general public and use such funds, together with other borrowed funds, to make loans.  Our results of operations are primarily determined by the difference between interest income earned on our interest-earning assets, primarily interest and fee income on loans, and interest paid on our interest-bearing liabilities, including deposits and borrowings.  BFS was established to provide brokerage services and a variety of financial planning and investment options to customers.  CCDC promotes, develops, and improves the housing and economic conditions of people in Maryland and generates revenue through the origination of loans for the purchase of these housing opportunities.  The Bank’s three limited liability company subsidiaries manage and dispose of real estate acquired through foreclosure.

As of March 31, 2014, we had total assets of approximately $429.6 million, net loans of approximately $311.0 million, and deposits of approximately $371.9 million.  Stockholders’ equity at March 31, 2014 was approximately $54.9 million.

The Company’s principal executive offices are located at 2328 West Joppa Road, Suite 325, Lutherville, Maryland 21093 and its telephone number is (410) 494-2580.

The Offering

Background
The Company agreed to file a registration statement, of which this prospectus forms a part, with the Commission to register the sale or other disposition of certain shares of the Company’s common stock held by the Selling Stockholders.  See “SELLING STOCKHOLDERS” on page 6.

Securities Covered Hereby	9,239,143 shares of the Company’s common stock, par value $1.00 per share.

Use of Proceeds	The Company will not receive any proceeds from the sales of shares of its common stock by the Selling Stockholders.

Market for Securities	The Company’s common stock is listed on The NASDAQ Capital Market under the symbol “BYBK”.

3

RISK FACTORS

An investment in the securities covered by this prospectus involves certain risks.  The significant risks and uncertainties related to our common stock of which we are aware are discussed below.  The significant risks and uncertainties related to us and our business of which we are aware are discussed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2013 under the heading “Risks Relating to the Company and its Affiliates”, which discussion is incorporated by reference in this prospectus.  You should carefully consider these risks and uncertainties before you decide to buy the securities.  Any of these factors could materially and adversely affect the Company’s business, financial condition, operating results and prospects and could negatively impact the market price of the securities covered by this prospectus.  If any of these risks materialize, you could lose all or part of your investment.  Additional risks and uncertainties that the Company does not yet know of, or that the Company currently thinks are immaterial, may also impair the Company’s business operations and the market value of the securities covered by this prospectus.  You should also consider the other information contained in and incorporated by reference in this prospectus, including the Company’s financial statements and the related notes, before deciding to purchase any securities.  This prospectus also contains forward-looking statements that involve risks and uncertainties.  The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks discussed above.

Risks Related to an Investment in the Shares of Common Stock

The shares of common stock are not insured.

The shares of the Company’s common stock are not deposits and are not insured against loss by the FDIC or any other governmental or private agency.

The common stock is not heavily traded.

The Company’s common stock is listed on the NASDAQ Capital Market, but shares of the common stock are not heavily traded.  Securities that are not heavily traded can be more volatile than stock trading in an active public market.  Factors such as our financial results, the introduction of new products and services by us or our competitors, and various factors affecting the banking industry generally may have a significant impact on the market price of the shares the common stock.  Management cannot predict the extent to which an active public market for any of the Company’s securities will develop or be sustained in the future.  Accordingly, holders of the Company’s common stock may not be able to sell their shares at the volumes, prices, or times that they desire.

Applicable banking and Maryland laws impose restrictions on the ability of the Company and the Bank to pay dividends and make other distributions on their capital securities, and, in any event, the payment of dividends is at the discretion of the boards of directors of the Company and the Bank.

The Company’s ability to pay cash dividends in the future will be largely dependent upon the receipt of dividends from the Bank, and the Bank’s ability to pay dividends will depend primarily on its future earnings and capital needs. Bank regulatory agencies have the ability to prohibit proposed dividends by a financial institution which would otherwise be permitted under applicable regulations if the regulatory body determines that such distribution would constitute an unsafe or unsound practice.  Banks that are considered “troubled institutions” are prohibited by federal law from paying dividends altogether.  In any event, the declaration and payment of dividends and the amounts thereof are at the discretion of the board of directors.  Thus, no assurance can be given that the Company or the Bank will declare or pay dividends in any future period.

The Bank’s ability to pay dividends to the Company is limited.

The Bank is a party to an Operating Agreement with the Office of the Comptroller of the Currency (the “OCC”) that imposes certain minimal capital requirements on the Bank.  In the Operating Agreement, the Bank agreed that it would not declare or pay any dividends or otherwise reduce its capital unless it is in compliance with the Operating Agreement, including these capital requirements.  Due to these restrictions and the Bank’s desire to preserve capital to fund its growth, the Bank currently does not anticipate paying a dividend to the Company for the foreseeable future.  Because the Company’s ability to pay dividends on its common stock is largely dependent on its receipt of dividends from the Bank, the Company likewise does not anticipate paying a dividend on its common stock for the foreseeable future.

The Selling Stockholders may choose to sell their shares at prices below the current market price.

The Selling Stockholders are not restricted as to the prices at which they may sell or otherwise dispose of their shares of the Company’s common stock covered by this prospectus.  Sales or other dispositions of these shares below the then-current market prices could adversely affect the market price of the Company’s common stock.

Ownership of the Company is concentrated in one stockholder, and this concentration could reduce the demand for the common stock and/or have the effect of delaying or preventing certain corporate transactions.

Without giving effect to any future sales of the shares covered by this prospectus, Financial Services Partner Fund I, LLC (“FSPF”) owns approximately 84.5% of the outstanding shares of the Company’s common stock.  As a controlling stockholder, FSPF has the ability to significantly influence all matters requiring stockholder approval, including the nomination and election of directors, the determination of the Company’s corporate and management policies and the determination of the outcome of significant corporate transactions such as mergers, acquisitions and asset sales.  This concentration of voting power and ownership could dissuade investors from purchasing the Company’s common stock and/or adversely affect the market prices of the common stock.  As a result, stockholders may not be able to sell their shares of common stock at the volumes, prices or times that they desire.

The Company’s common stock could be delisted from the NASDAQ Capital Market if the Company fails to comply with its continued listing standards.

The Company’s common stock is currently listed on the NASDAQ Capital Market.  There can be no assurance that the Company will be able to maintain the listing of its common stock on this market.  If the NASDAQ Capital Market delists the common stock from trading on its exchange for failure to meet the continued listing standards or timely regain compliance, then the Company and its stockholders could face material adverse consequences which include:

•	a limited availability of market quotations for the shares;
•
a determination that the Company common stock is a “penny stock”, which would require brokers trading in the common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for the common stock;

•	a limited amount of analyst coverage; and/or
•	a decreased ability to issue additional securities or obtain additional financing in the future.

The Company’s Charter and Bylaws and Maryland law may discourage a corporate takeover.

The Company’s Amended and Restated Articles of Incorporation, as amended (the “Charter”), and its Amended and Restated Bylaws (the “Bylaws”) contain certain provisions designed to enhance the ability of the Board of Directors to deal with attempts to acquire control of the Company. First, the Charter gives the Board the authority to classify and reclassify unissued shares of stock of any class or series of stock by setting, fixing, eliminating, or altering in any one or more respects the preferences, rights, voting powers, restrictions and qualifications of, dividends on, and redemption, conversion, exchange, and other rights of, such securities. The Board could use this authority, along with its authority to authorize the issuance of securities of any class or series, to issue shares having terms favorable to management to a person or persons affiliated with or otherwise friendly to management. Second, the Bylaws require any stockholder who desires to nominate a director to abide by strict notice requirements.

Maryland law also contains anti-takeover provisions that apply to the Company.  The Maryland Business Combination Act generally prohibits, subject to certain limited exceptions, corporations from being involved in any “business combination” (defined as a variety of transactions, including a merger, consolidation, share exchange, asset transfer or issuance or reclassification of equity securities) with any “interested stockholder” for a period of five years following the most recent date on which the interested stockholder became an interested stockholder.  An interested stockholder is defined generally as a person who is the beneficial owner of 10% or more of the voting power of the outstanding voting stock of the corporation after the date on which the corporation had 100 or more beneficial owners of its stock or who is an affiliate or associate of the corporation and was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation at any time within the two-year period immediately prior to the date in question and after the date on which the corporation had 100 or more beneficial owners of its stock.  The Maryland Control Share Acquisition Act applies to acquisitions of “control shares”, which, subject to certain exceptions, are shares the acquisition of which entitle the holder, directly or indirectly, to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors within any of the following ranges of voting power:  one-tenth or more, but less than one-third of all voting power; one-third or more, but less than a majority of all voting power or a majority or more of all voting power.  Control shares have limited voting rights.

Although these provisions do not preclude a takeover, they may have the effect of discouraging, delaying or deferring a tender offer or takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the common stock.  These provisions could potentially adversely affect the market prices of the Company’s common stock.

USE OF PROCEEDS

The shares of common stock covered hereby may be sold or otherwise disposed of pursuant to this prospectus for the respective accounts of each of the Selling Stockholders.  Accordingly, the Company will not realize any proceeds from the sale of the securities.  All expenses of the registration of the securities have been paid for by the Company.

SELLING STOCKHOLDERS

This prospectus relates to the sale or other disposition of up to 9,239,143 shares of the Company’s common stock by the Selling Stockholders.  These shares were issued by the Company pursuant to two separate private placement transactions that the Company conducted in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder.

On April 19, 2013, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of April 8, 2012, by and among the Company, Jefferson and FSPF, the Company merged with Jefferson in a reverse-merger transaction, with the Company as the surviving corporation.  Upon the closing of the Merger, each outstanding share of Jefferson common stock, other than shares held by the Company, Jefferson or any of their respective wholly-owned subsidiaries and other than shares owned in a fiduciary capacity or as a result of debts previously contracted, was converted into the right to receive 2.2217 shares of Common Stock.  As a result of the Merger, the Company issued 7,816,379 shares of Common Stock to FSPF, which was a stockholder of Jefferson.  In connection with the Merger, the Company entered into a Registration Rights Agreement with FSPF pursuant to which it agreed to file a registration statement, of which this prospectus forms a part, with the Commission to register the resale or other disposition of the shares issued to FSPF in the Merger.

On May 15, 2014, pursuant to the terms of that certain Securities Purchase Agreement, dated as of May 15, 2014, by and among the Company, on the one hand, and FSPF and the other Selling Stockholders, on the other hand, the Company sold and issued an aggregate of 1,422,764 shares of Common Stock to FSPF and the other Selling Stockholders.  In connection with that transaction, the Company entered into a Registration Rights Agreement with FSPF and the other Selling Stockholders pursuant to which it agreed to file a registration statement, of which this prospectus forms a part, with the Commission to register the resale or other disposition of the shares issued in that transaction.

The following table presents information as of June 5, 2014 and sets forth the following information regarding the beneficial ownership of the Company’s common stock by the Selling Stockholders:  (i) the name of each Selling Stockholder; (ii) the number of shares of common stock beneficially owned by each Selling Stockholder; (iii) the number of shares of common stock which each Selling Stockholder may sell or otherwise dispose of pursuant to this prospectus; (iv) the number of shares of common stock beneficially owned by each Selling Stockholder assuming all of the shares of common stock covered by this prospectus are sold; and (v) the percentage of the outstanding shares of the common stock beneficially owned by each Selling Stockholder upon completion of this offering assuming all of the shares of common stock covered by this prospectus are sold.

The Selling Stockholders include the Company’s majority stockholder, FSPF.  Hovde Acquisition I LLC (“Hovde”) is the managing member of FSPF and two of the Company’s directors - Eric D. Hovde and Joseph J. Thomas – serve as Hovde’s president and chief executive officer and as Hovde’s managing director, respectively.  The remaining Selling Stockholders are directors and/or executive officers of the Company and the Bank.

We have prepared this table using information furnished to us by the Selling Stockholders or their representatives.  For purposes of this table, beneficial ownership is determined in accordance with the rules of the Commission, and includes the right to acquire voting or investment control of shares of the Company’s common stock within 60 days.  Unless otherwise indicated below, to the Company’s knowledge, the Selling Stockholders have sole voting and investment power with respect to their shares of common stock.  The inclusion of any shares in the table does not constitute an admission of beneficial ownership by the persons named therein.

The Company’s registration of these shares of its common stock does not mean that the Selling Stockholders identified below will sell or otherwise dispose of all or any of those securities.  The Selling Stockholders may sell all, a portion or none of such shares from time to time.  The Company does not know the number of shares, if any, that will be offered for sale or other disposition by any of the Selling Stockholders under this prospectus.  Furthermore, the Selling Stockholders may have sold, transferred or disposed of a portion of their shares in transactions exempt from the registration requirements of the Securities Act since the date on which the Company filed this prospectus.

Name of Selling Stockholder	Shares Beneficially Owned		Shares Covered Hereby	Shares Beneficially Owned Following Completion of the Offering
				Shares	%(1)
Financial Services Partners Fund I, LLC	9,145,648	(2)	9,145,648	0	-
Steven K. Breeden	63,466	(3)	20,325	43,141	*
Kevin G. Byrnes	35,466	(4)	5,081	30,385	*
Mark M. Caplan	91,173	(5)	50,813	40,360	*
Kevin B. Cashen	164,916	(6)	4,065	160,851	1.5
Harold I. Hackerman	19,327	(7)	5,081	14,246	*
Charles L. Maskell, Jr.	13,513	(8)	5,081	8,432	*
H. King Corbett	47,227	(9)	1,016	46,211	*
Russ McAtee	52,033	(10)	2,033	50,000	*
Total	9,632,769		9,239,143	393,626	3.6

*	Represents less than 1.0%.
(1)
Percentage ownership is based on 10,818,773 shares of common stock outstanding as of June 5, 2014 plus, where appropriate, the number of shares that may be acquired within 60 days upon the exercise or exchange of outstanding warrants or exchangeable securities, respectively, owned by the Selling Stockholder.

(2)
Hovde is the managing member of FSPF and, in such capacity, has sole investment and voting discretion with respect to the securities owned by FSPF. Hovde’s voting and investment powers are exercised by Eric D. Hovde. FSPF’s address is 1826 Jefferson Place NW, Washington, D.C. 20036.

(3)
Mr. Breeden has served as a director of the Company since 1995 and of the Bank since April 2013. Between 1995 and Carrollton Bank’s merger into the Bank in April 2013, he served as a director of Carrollton Bank.

(4)	Mr. Byrnes has served as a director of the Company and the Bank since April 2013.
(5)	Mr. Caplan has served as a director of the Company since April 2013 and of the Bank since April 2012.
(6)
Mr. Cashen has served as a director and as the President and Chief Executive Officer of the Company since April 2013, and he has served as a director and the President and Chief Executive Officer of the Bank since July 2010.  Between July 2010 and the merger of Jefferson Bancorp, Inc. (“Jefferson”) with the Company in April 2013, he served as a director of Jefferson.

(7)
Mr. Hackerman has served as a director of the Company since 2002 and of the Bank since April 2013.  Between 2002 and Carrollton Bank’s merger with the Bank in April 2013, he served as a director of Carrollton Bank.

(8)	Mr. Maskell has served as a director of the Company since April 19, 2013 and of the Bank since May 2012. Between September 2011 and April 19, 2013, he served as a director of Jefferson.
(9)	Mr. Corbett has served as the Bank’s Executive Vice President and Chief Lending Officer since August 2010.
(10)	Mr. McAtee has served as the Bank’s Executive Vice President – Chief Retail Banking Officer since January 2, 2014.

PLAN OF DISTRIBUTION

The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted by applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus pursuant to Rule 424(b)(3) promulgated under the Securities Act or other applicable provisions of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.  The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the shares of the Company’s common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The Selling Stockholders may also sell shares of the Company’s common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any.  Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.  The Company will not receive any of the proceeds from this offering.

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act.  Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of the Company’s common stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The Company has advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates.  In addition, to the extent applicable, the Company will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

The Company has agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

The Company has agreed with the Selling Stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (ii) the date on which all of the shares may be sold without restriction pursuant to Rule 144 under the Securities Act.

EXPERTS

The consolidated balance sheets as of December 31, 2013 and 2012, and the consolidated statements of income, consolidated statements of changes in stockholders’ equity, and consolidated statements of cash flows for each of the two years in the period ended December 31, 2013, incorporated by reference into this prospectus, have been included herein in reliance on the report of McGladrey LLP, independent registered public accountants, given on the authority of that firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus has been passed upon for the Company by Gordon Feinblatt LLC, Baltimore, Maryland.

WHERE YOU CAN FIND MORE INFORMATION

The Company has filed a registration statement on Form S-3 with the Commission covering the securities that may be sold under this prospectus. This prospectus is only a part of that registration statement and does not contain all of the information in the registration statement. Because this prospectus may not contain all of the information that you may find important, you should review the full text of the registration statement, as amended from time to time, and the exhibits that are a part of the registration statement.

The Company is subject to the information requirements of the Exchange Act, which means that the Company is required to file annual reports, quarterly reports, current reports, proxy statements and other information with the Commission. You may read and copy any document that the Company files with the Commission at the Commission’s public reference room in Washington, D.C., located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. The Company’s filings with the Commission are also available to the public from the Commission’s Internet site at http://www.sec.gov. However, information found on, or otherwise accessible through, this Internet site is not incorporated into, and does not constitute a part of, this prospectus or any other document that the Company files with or furnishes to the Commission. You should not rely on any of this information in deciding whether to purchase the securities.

DOCUMENTS INCORPORATED BY REFERENCE

This prospectus is part of a registration statement that the Company filed with the Commission.  The Commission allows the Company to “incorporate by reference” the information that it files with the Commission, which means that the Company can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus, and later information that the Company files with the Commission will automatically update and supersede this information.  The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference:

(i)           Annual Report on Form 10-K for the year ended December 31, 2013, filed on March 31, 2014 (which includes certain information contained in the Company’s definitive proxy statement on Schedule 14A for the 2014 Annual Meeting of Stockholders, filed on April 14, 2014, and incorporated therein by reference);

(ii)           Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed on May 15, 2014;

(iii)           Current Report on Form 8-K, filed on June 5, 2014;

(iv)           Current Report on Form 8-K, filed on May 16, 2014;

(v)           Current Report on Form 8-K, filed on May 5, 2014;

(vi)           Current Report on Form 8-K, filed on April 9, 2014;

(vii)           Current Report on Form 8-K, filed on February 28, 2014;

(viii)           Current Report on Form 8-K, filed on January 7, 2014; and

(ix)             Description of the Company’s common stock contained in the Company’s Registration Statement on Form S-4 (No. 33-33027), filed with the Commission on January 12, 1990, or any description of the common stock that appears in any prospectus forming a part of any subsequent registration statement of the Company or in any registration statement filed pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

In addition, the following documents will automatically be deemed to be incorporated by reference into this prospectus:  (i) all documents that the Company files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of the initial registration statement to which this prospectus relates and prior to effectiveness of the registration statement; and (ii) all documents that the Company files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the effectiveness of such registration statement and prior to the termination of the offering to which this prospectus relates.  In no event, however, will any of the information that is “furnished” to the Commission from time to time by the Company in any Current Report on Form 8-K be incorporated by reference into, or otherwise be included in, this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded to the extent that a statement contained in this prospectus or in a document subsequently filed modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The Company will promptly provide without charge to each person to whom this prospectus is delivered a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information) upon the written or oral request of such person.  Written requests should be directed to:  Corporate Secretary, Bay Bancorp, Inc., 2328 West Joppa Road, Suite 325, Lutherville, Maryland 21093.  Telephone requests should be directed to the Corporate Secretary at (410) 494-2580.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses of the registrant in connection with the offering described in the registration statement.  All amounts are estimates except the SEC registration fee.

SEC registration fee	$5,808
Legal fees and expenses	8,000
Accounting fees and expenses	13,000
Printing expenses	2,000
Miscellaneous	500
Total	$29,308

Item 15.       Indemnification of Directors and Officers.

The Maryland General Corporation Law (the “MGCL”) permits a Maryland corporation to indemnify its present and former directors, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their services in those capacities, unless it is established that:

(1)	the act or omission of the director was material to the matter giving rise to such proceeding and

(A)	was committed in bad faith; or

(B)	was the result of active and deliberate dishonesty;

(2)	the director actually received an improper personal benefit in money, property, or services; or

(3)	in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

The MGCL permits a Maryland corporation to indemnify a present and former officer to the same extent as a director.

In addition to the foregoing, a court of appropriate jurisdiction:  (1) shall order indemnification of reasonable expenses incurred by a director who has been successful, on the merits or otherwise, in the defense of any proceeding identified above, or in the defense of any claim, issue or matter in the proceeding; and (2) may under certain circumstances order indemnification of a director or an officer who the court determines is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in the preceding paragraph or has been declared liable on the basis that a personal benefit improperly received in a proceeding charging improper personal benefit to the director or the officer; provided, however, that if the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, no indemnification may be made if the director or officer is adjudged liable to the corporation, except to the extent of expenses approved by a court of appropriate jurisdiction.

The MGCL also permits a Maryland corporation to pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses incurred by a present or former director or officer made a party to the proceeding by reason of his or her service in that capacity, provided that the corporation shall have received:

(1)	a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

(2)	a written undertaking by or on behalf of the director to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

The Company has provided for indemnification of directors and officers and for the advancement of their expenses in ARTICLE X of its Amended and Restated Bylaws (the “Bylaws”).  The relevant provisions of the Bylaws read as follows:

Section 1. General. The Corporation shall indemnify (i) any individual who is a present or former Director or officer of the Corporation or (ii) any individual who serves or has served in another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a Director or officer, or as a partner or trustee of such partnership or employee benefit plan, at the request of the Corporation and who by reason of service in that capacity was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted under the Maryland General Corporation Law. The Corporation may, with the approval of its Board of Directors, provide such indemnification for a person who formerly served a predecessor of the Corporation in any of the capacities described in (i) or (ii) above and for any employee or agent of the Corporation or a predecessor of the Corporation.

Section 2. Advancement of Expenses. Reasonable expenses incurred by a Director or officer who is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, may be paid or reimbursed by the Corporation, upon the approval of the Board of Directors, in advance of the final disposition of the proceeding upon receipt by the Corporation of (i) a written affirmation by the party seeking indemnification that he has a good faith belief that the standard of conduct necessary for indemnification by the Corporation as authorized herein has been met and (ii) a written undertaking by or on behalf of the party seeking indemnification to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

The foregoing discussion is qualified in its entirety by reference to the MGCL.

As permitted under Section 2-418(k) of the MGCL, the Company has purchased and maintains insurance on behalf of its directors and officers against any liability asserted against such directors and officers in their capacities as such, whether or not the Company would have the power to indemnify such persons under the provisions of Maryland law governing indemnification.

Section 8(k) of the Federal Deposit Insurance Act (the “FDI Act”) provides that the FDIC may prohibit or limit, by regulation or order, payments by any insured depository institution or its holding company for the benefit of directors and officers of the insured depository institution, or others who are or were “institution-affiliated parties,” as defined under the FDI Act, to pay or reimburse such person for any liability or legal expense sustained with regard to any administrative or civil enforcement action which results in a final order against the person.  The FDIC has adopted regulations prohibiting, subject to certain exceptions, insured depository institutions, their subsidiaries and affiliated holding companies from indemnifying officers, directors or employees for any civil money penalty or judgment resulting from an administrative or civil enforcement action commenced by any federal banking agency, or for that portion of the costs sustained with regard to such an action that results in a final order or settlement that is adverse to the director, officer or employee.

Item 16.                      Exhibits.

The exhibits filed or furnished with this registration statement are listed in the Exhibit Index that immediately follows the signatures hereto, which Exhibit Index is incorporated herein by reference.

Item 17.                      Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)           Not applicable.

(5)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           If the registrant is relying on Rule 430B:

(A)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)-(g)           Not applicable.

(h)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lutherville, State of Maryland, on this 6th day of June, 2014.

BAY BANCORP, INC.

By:	/s/ Kevin B. Cashen
Kevin B. Cashen
President and Chief Executive Officer (Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin B. Cashen and Larry D. Pickett, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons as of the date indicated below.

Name	Title	Date

/s/ Joseph J. Thomas	Director and Executive Chairman	June 6, 2014
Joseph J. Thomas

/s/ Kevin B. Cashen	Director, President and Chief Executive	June 6, 2014
Kevin B. Cashen	Officer (Principal Executive Officer)

/s/ Larry D. Pickett	Executive Vice President – Chief Financial	June 6, 2014
Larry D. Pickett	Officer (Principal Financial Officer)

/s/ Robert J. Aumiller	Director	June 6, 2014
Robert J. Aumiller

/s/ Steven K. Breeden	Director	June 6, 2014
Steven K. Breeden

	Director	June 6, 2014
Kevin G. Byrnes

	Director	June 6, 2014
Mark M. Caplan

	Director	June 6, 2014
Harold I. Hackerman

/s/ Eric D. Hovde	Director	June 6, 2014
Eric D. Hovde

	Director	June 6, 2014
Charles L. Maskell, Jr.

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

2.1
Agreement and Plan of Merger, dated as of April 8, 2012, by and among Carrollton Bancorp, Jefferson Bancorp, Inc. and Financial Services Partners Fund I, LLC (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on April 10, 2012).

2.2
First Amendment to Agreement and Plan of Merger, dated as of May 7, 2012, by and among Carrollton Bancorp, Jefferson Bancorp, Inc. and Financial Services Partners Fund I, LLC (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on May 7, 2012).

2.3
Letter Agreement, dated December 20, 2012, by and among Carrollton Bancorp, Jefferson Bancorp, Inc., and Financial Service Partners Fund I, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 21, 2012).

2.4
Second Amendment to Agreement and Plan of Merger, dated as of February 28, 2013, by and among Carrollton Bancorp, Jefferson Bancorp, Inc. and Financial Services Partners Fund I, LLC (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on March 4, 2013).

4.1	Articles of Amendment and Restatement filed with SDAT on April 19, 2013 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 25, 2013).

4.2	Certificate of Correction to Articles of Amendment and Restatement filed with SDAT on June 5, 2014 (filed herewith).

4.3	Articles of Amendment filed with SDAT on September 3, 2013 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on November 1, 2013).

4.4	Articles of Amendment filed with SDAT on October 29, 2013 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 1, 2013).

4.5	Articles Supplementary filed with SDAT on February 11, 2009 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on February 17, 2009).

4.6	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on November 1, 2013).

4.7
Securities Purchase Agreement, dated as of May 15, 2014, by and among Bay Bancorp, Inc. and the investors named therein (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 16, 2014).

4.8
Registration Rights Agreement, dated as of April 19, 2013, by and between Carrollton Bancorp and Financial Services Partners Fund I, LLC (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on April 25, 2013).

4.9
Registration Rights Agreement, dated as of May 15, 2014, by and among Bay Bancorp, Inc. and the investors named therein (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on May 16, 2014).

5	Opinion of Gordon Feinblatt LLC as to legality of shares of common stock to be offered (filed herewith).

23.1	Consent of Gordon Feinblatt LLC (included in their opinion in Exhibit 5).

23.2	Consent of McGladrey LLP, independent registered public accounting firm (filed herewith).

24.1	Powers of Attorney (included with the signatures to this Registration Statement on Form S-3).